UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 21, 2012

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 15, 2012, OSI Systems, Inc. issued a public statement in response to media reports regarding a “show cause” letter that it had received from the Transportation Security Administration (TSA) with respect to a privacy upgrade that OSI’s Rapiscan Systems division is developing for the TSA, and a congressman’s statements regarding that letter.  The Company provides the following updates as of November 21, 2012:

The Company continues to work actively with TSA to resolve this issue and is in the process of responding to TSA’s requests.  The TSA’s letter to the Company in part questioned whether, prior to testing, the Company had installed detectors on three AIT (Advanced Imaging Technology) scanners that did not conform to the detectors approved in the system’s configuration plan, and if so, whether the Company had informed TSA of that change in an appropriate manner.  The detectors installed on those three scanners prior to those scanners undergoing testing at all times conformed to the AIT system’s configuration plan agreed to between the Company and TSA.  While it is unclear how long it will take to reach a conclusion to TSA’s process, the Company continues to believe that a positive outcome will be reached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: November 21, 2012

	By:	/s/ Alan Edrick
Alan Edrick
Chief Financial Officer

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